SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Magnum Hunter Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

January 7, 2013

Dear Common Stockholder:

The important 2012 annual meeting of common stockholders of Magnum Hunter is just over a week away now and according to our latest records, we have not received your voting instructions. Your Board of Directors recommends that stockholders vote “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6.

Time is short and your vote is extremely important to us, no matter how many or how few shares you may own.  Whether or not you have already done so, please VOTE TODAY by telephone or the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. If you have any questions or need assistance in voting, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 967-7635 (toll-free).

Thank you for your continued support.
Very truly yours,

/s/ Gary C. Evans
Gary C. Evans Chairman of the Board and Chief Executive Officer

3 Easy Ways To Vote

Please help your Magnum Hunter avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Please reference your Voting Instruction Form for the specific telephone number to call. Have your control number listed on the Form ready and follow the simple instructions. If you have any questions or need assistance in voting, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 967-7635 (toll-free).

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number listed on the Form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your Proxy Card or Voting Instruction Form and return it in the postage-paid return envelope provided..

January 7, 2013

Dear Preferred Stockholder:

The important 2012 special meeting of preferred stockholders of Magnum Hunter is just over a week away now and according to our latest records, we have not received your voting instructions. Your Board of Directors recommends that stockholders vote “FOR” Proposals 1 and 2.

Time is short and your vote is extremely important to us, no matter how many or how few shares you may own.  Whether or not you have already done so, please VOTE TODAY by telephone or the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. If you have any questions or need assistance in voting, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 967-7635 (toll-free).

Thank you for your continued support.
Very truly yours,

/s/ Gary C. Evans
Gary C. Evans Chairman of the Board and Chief Executive Officer

3 Easy Ways To Vote

Please help your Magnum Hunter avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Please reference your Voting Instruction Form for the specific telephone number to call. Have your control number listed on the Form ready and follow the simple instructions. If you have any questions or need assistance in voting, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 967-7635 (toll-free).

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number listed on the Form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your Proxy Card or Voting Instruction Form and return it in the postage-paid return envelope provided.